Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002, AS AMENDED
I, Pervez A. Qureshi, President and Chief Executive Officer of Activant Solutions Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to the best of my knowledge:

1.
the quarterly report on Form 10-Q of the Company for the three months ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 9, 2011

/s/ Pervez A. Qureshi
Name: Pervez A. Qureshi
Title: President and Chief Executive Officer

The foregoing certification which accompanies the Report is not to be deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.